EXHIBIT 1

DIRECTORS AND EXECUTIVE OFFICERS OF
CUBIC CORPORATION

Name and Business Address	Position	Principal Occupation or Employment	Principal Business in which such Employment is Conducted

Walter J. Zable 9333 Balboa Avenue San Diego, CA 92123	Director, Chairman of the Board, President and Chief Executive Officer	President and CEO of Cubic	Cubic is an electronics company with a defense applications group and a transportation systems group

Walter C. Zable 9333 Balboa Avenue San Diego, CA 92123	Director, Vice Chairman of the Board and Vice President	Vice President of Cubic and Chairman of Cubic Transportation Systems, Inc.	Cubic is an electronics company with a defense applications group and a transportation systems group

Dr. Richard C. Atkinson 9333 Balboa Avenue San Diego, CA 92123	Director	President of the University of California, San Diego	University

Robert T. Monagan 9333 Balboa Avenue San Diego, CA 92123	Director	Vice Chairman of Northern California State World Trade Center	International business development resource

Raymond E. Peet 9333 Balboa Avenue San Diego, CA 92123	Director	Retired Vice Admiral, United States Navy	Retired

Raymond L. deKozan 9333 Balboa Avenue San Diego, CA 92123	Director	Various senior management positions for Cubic and its subsidiaries	Cubic is an electronics company with a defense applications group and a transportation systems group

William W. Boyle 9333 Balboa Avenue San Diego, CA 92123	Director, Vice President and Chief Financial Officer	Vice President and CFO of Cubic	Cubic is an electronics company with a defense applications group and a transportation systems group

Name and Business Address	Position	Principal Occupation or Employment	Principal Business in which such Employment is Conducted

Thomas A. Baz 9333 Balboa Avenue San Diego, CA 92123	Vice President and Corporate Controller	Vice President and Corporate Controller of Cubic	Cubic is an electronics company with a defense applications group and a transportation systems group

Gerald R. Dinkel 9333 Balboa Avenue San Diego, CA 92123	Vice President	Vice President, Cubic and President and CEO of Cubic Defense Applications, Inc.	Cubic is an electronics company with a defense applications group and a transportation systems group

Mark A. Harrison 9333 Balboa Avenue San Diego, CA 92123	Vice President, Financial Planning and Accounting	Vice President, Financial Planning and Accounting of Cubic	Cubic is an electronics company with a defense applications group and a transportation systems group

William L. Hoese 9333 Balboa Avenue San Diego, CA 92123	Assistant General Counsel and Corporate Secretary	Assistant General Counsel and Corporate Secretary of Cubic	Cubic is an electronics company with a defense applications group and a transportation systems group

Bernard A. Kulchin 9333 Balboa Avenue San Diego, CA 92123	Vice President, Human Resources	Vice President, Human Resources of Cubic	Cubic is an electronics company with a defense applications group and a transportation systems group

John D. Thomas 9333 Balboa Avenue San Diego, CA 92123	Vice President Finance and Treasurer	Vice President Finance and Treasurer of Cubic	Cubic is an electronics company with a defense applications group and a transportation systems group

DIRECTORS AND EXECUTIVE OFFICERS OF
CDA ACQUISITION CORPORATION

Name and Business Address	Position	Principal Occupation or Employment	Principal Business in which such Employment is Conducted

Gerald R. Dinkel 9333 Balboa Avenue San Diego, CA 92123	Director and President	Vice President, Cubic and President and CEO of Cubic Defense Applications, Inc.	Cubic is an electronics company with a defense applications group and a transportation systems group

William W. Boyle 9333 Balboa Avenue San Diego, CA 92123	Director, Vice President and Chief Financial Officer	Vice President and CFO of Cubic	Cubic is an electronics company with a defense applications group and a transportation systems group

John D. Thomas 9333 Balboa Avenue San Diego, CA 92123	Director, Vice President, Treasurer and Assistant Secretary	Vice President Finance and Treasurer of Cubic	Cubic is an electronics company with a defense applications group and a transportation systems group

William L. Hoese 9333 Balboa Avenue San Diego, CA 92123	Corporate Secretary	Assistant General Counsel and Corporate Secretary of Cubic	Cubic is an electronics company with a defense applications group and a transportation systems group